UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30975 (Commission File Number)

91-1789357
(IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)	68164 (Zip Code)

(402) 452-5400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2014 (the “Effective Date”), Transgenomic, Inc. (“Transgenomic”) entered into a Surveyor Kit Patent, Technology, and Inventory Purchase Agreement (the “Purchase Agreement”) with Integrated DNA Technologies, Inc. (“IDT”). Pursuant to the Purchase Agreement, on the Effective Date, Transgenomic transferred and sold to IDT all of its right, title and interest in and to Transgenomic’s Surveyor Kits product line and related technology, including, without limitation, all patents, patent applications, licenses, technology, know-how and trademarks relating to the Surveyor Kits product line technology, and Transgenomic’s inventory of Surveyor products (collectively, the “Surveyor Technology”).

In consideration for the purchase of the Surveyor Technology, IDT paid Transgenomic an initial payment of $3.65 million. As additional consideration, IDT will pay Transgenomic an additional amount equal to an aggregate of $600,000 in four equal installments, the first of which must be made by October 1, 2014, and the last of which must be made by July 1, 2015. Additionally, if net sales of the Surveyor Kits by IDT exceed a certain threshold during the period beginning on October 1, 2014 and ending on September 30, 2015, IDT will be obligated to pay Transgenomic an additional earn-out payment equal to a percentage of the net sales exceeding the threshold that is in the middle double digits.

Pursuant to the Purchase Agreement, IDT granted Transgenomic a worldwide, irrevocable, exclusive, fully paid-up, royalty-free, transferable right and license to the Surveyor Technology for clinical uses, including, without limitation, the provision of diagnostic and pharmaceutical services, and any other clinical uses in connection with Transgenomic’s biomarker identification business unit.

There is no material relationship between Transgenomic or any of its affiliates, on the one hand, and IDT or any of its affiliates, on the other hand, outside of the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be a complete description of all of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Transgenomic’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014 (the “Form 10-Q”). Certain terms of the Purchase Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Purchase Agreement to be filed as an exhibit to the Form 10-Q pursuant to a Confidential Treatment Request that Transgenomic plans to submit to the Securities and Exchange Commission at the time of the filing of the Form 10-Q.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

On July 2, 2014, Transgenomic issued a press release regarding the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Transgenomic, Inc. on July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.

July 2, 2014
	By:	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President and Chief Financial Officer